EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports First Quarter 2018 Financial Results and Declares Dividend

•	Net income of $68.0 million, or $0.49 per diluted share and core net income[1] of $68.3 million, or $0.49 per diluted share.
•	1.35% return on average total assets and 1.43% core return on average tangible assets[1].
•	11.02% return on average total equity and 18.40% core return on average tangible common equity[1].
•	48.1% efficiency ratio.
•	The Board of Directors declared a dividend of $0.24 per share.

HONOLULU, Hawaii April 26, 2018 -- (Globe Newswire) -- First Hawaiian, Inc. (NASDAQ:FHB), (the “Company”) today reported financial results for its first quarter ended March 31, 2018.

“We are very pleased with our performance in the first quarter,” said Bob Harrison, Chairman and Chief Executive Officer. “We had strong earnings driven by good loan growth, margin expansion, excellent asset quality, and an effective tax rate in line with our expectations. We have been very focused on managing expenses, which resulted in an efficiency ratio of 48.1%. At quarter end, the bank remained well capitalized with a tier 1 capital ratio of 12.73%, a total capital ratio of 13.77%, and a tier 1 leverage ratio of 8.71%.”

On April 25, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend will be payable on June 8, 2018 to shareholders of record at the close of business on May 29, 2018.

Earnings Highlights

Net income for the quarter ended March 31, 2018 was $68.0 million, or $0.49 per diluted share, compared to $11.7 million, or $0.08 per diluted share, for the quarter ended December 31, 2017, and $56.7 million, or $0.41 per diluted share, for the quarter ended March 31, 2017. Core net income1 for the quarter ended March 31, 2018 was $68.3 million, or $0.49 per diluted share, compared to $59.2 million, or $0.42 per diluted share, for the quarter ended December 31, 2017, and $57.0 million, or $0.41 per diluted share, for the quarter ended March 31, 2017.

Net interest income for the quarter ended March 31, 2018 was $139.7 million, an increase of $4.8 million compared to $134.9 million for the quarter ended December 31, 2017, and an increase of $10.3 million compared to $129.3 million for the quarter ended March 31, 2017. The increase in net interest income compared to the fourth quarter of 2017 was due to higher average balances of loans and interest-bearing deposits in other banks, and higher yields on loans and investment securities, partially offset by higher rates on deposits. The increase in net interest income compared to the first quarter of 2017 was due to higher average balances of loans and higher yields on loans, interest-bearing deposits in other banks, and investment securities, partially offset by higher rates on deposits.

Net interest margin (“NIM”) was 3.13%, 2.99% and 3.00%, for the quarters ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively. The 14 basis point increase in NIM versus the prior quarter was due to increased overall yields on earnings assets, a positive $1.9 million premium amortization adjustment, and the impact of the short quarter, partially offset by higher deposit costs. Excluding the premium amortization adjustment and the impact of the short quarter, the annualized NIM would have been approximately 3.03% for the quarter ended March 31, 2018.

Results for the quarter ended March 31, 2018 included a provision for credit losses of $6.0 million compared to $5.1 million in the quarter ended December 31, 2017 and $4.5 million in the quarter ended March 31, 2017.

Noninterest income was $48.7 million in the quarter ended March 31, 2018, a decrease of $5.6 million compared to noninterest income of $54.3 million in the quarter ended December 31, 2017 and a decrease of $2.4 million compared to noninterest income of $51.1 million in the quarter ended March 31, 2017. The decrease in noninterest income compared to the fourth quarter of 2017 was primarily due to $5.9 million lower other income. Other income in the fourth quarter of 2017 quarter included a $4.3 million gain on sale of bank property and $3.7 million related to intercompany taxes. The decrease in noninterest income compared to the first quarter of 2017 was primarily due to $2.5 million lower bank-owned life insurance (BOLI) income, $1.4 million lower service charges on deposit accounts and $0.8 million lower credit and debit card fees, partially offset by $1.3 million higher other income and $0.9 million higher trust and investment services income. The first quarter of 2017 also included proceeds of $1.3 million from BOLI death benefits.

1A non-GAAP measure. For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 11 and 12 at the end of this document.

Noninterest expense was $90.6 million for the quarter ended March 31, 2018, an increase of $0.7 million from $89.9 million in the quarter ended December 31, 2017, and an increase of $4.6 million from $86.0 million in the quarter ended March 31, 2017. The increase in noninterest expense compared to the fourth quarter of 2017 was primarily due to $1.0 million higher other expenses, $0.8 million higher contracted services and professional fees, $0.4 million higher occupancy expenses, $0.3 million higher regulatory assessments and fees and $0.2 million higher equipment expenses, partially offset by $1.5 million lower salaries and employee benefits and $0.5 million lower cards rewards program expenses. Salaries and benefits in the fourth quarter included a $3.4 million expense due to bonuses awarded to virtually all employees following the passage of the Tax Cuts and Jobs Act. The increase in noninterest expense compared to the first quarter of 2017 was primarily due to $2.0 million higher contracted services and professional fees, a $1.8 million increase in salaries and benefits, $0.8 million higher occupancy expenses, and $0.6 million higher other expenses, partially offset by $1.1 million lower advertising and marketing expenses.

The efficiency ratio was 48.1%, 47.5% and 47.7% for the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

The effective tax rate for the first quarter of 2018 was 26.0% compared to 87.6% in the fourth quarter of 2017 and 36.9% in the same quarter last year. The lower effective tax rate in the first quarter of 2018 compared to the previous quarter and the same quarter last year was due to the lower corporate tax rate resulting from the Tax Cuts and Jobs Act. The provision for taxes in the fourth quarter of 2017 included a $47.6 million charge due to the revaluation of certain tax-related assets at the projected lower corporate tax rate resulting from the Tax Cuts and Jobs Act. Excluding the one-time charge, the effective tax rate for the fourth quarter of 2017 was 37.1%.

Balance Sheet Highlights

Total assets were $20.2 billion at March 31, 2018, compared to $20.5 billion at December 31, 2017 and $19.8 billion at March 31, 2017.

The investment securities portfolio was $5.1 billion at March 31, 2018, compared to $5.2 billion at December 31, 2017 and $5.3 billion at March 31, 2017. The portfolio remains largely comprised of securities issued by U.S. government agencies.

Total loans and leases were $12.5 billion at March 31, 2018, up 1.5%, from $12.3 billion at December 31, 2017 and up 5.8% from $11.8 billion at March 31, 2017.

The growth in loans and leases in the first quarter of 2018 compared to the fourth quarter of 2017 was led by increases in commercial and industrial loans (C&I) of $83.9 million, commercial real estate loans of $71.0 million, residential real estate loans of $66.0 million, and consumer loans of $9.5 million.  Construction loans declined by $38.6 million, primarily due to the completion of several large commercial construction projects.  Compared to March 31, 2017, the growth in loans and leases was due to increases in residential real estate loans of $291.5 million, commercial real estate loans of $206.3 million, construction loans of $124.5 million and consumer loans of $92.9 million. C&I loans declined by $24.3 million.

Total deposits were $17.4 billion at March 31, 2018, a decrease of $0.2 billion, or 1.4%, from $17.6 billion at December 31, 2017, and an increase of $0.4 billion, or 2.5%, compared to $16.9 billion at March 31, 2017.

Asset Quality

The Company's asset quality remained excellent during the first quarter of 2018. Total non-performing assets were $12.1 million, or 0.10% of total loans and leases and other real estate owned, at March 31, 2018, compared to non-performing assets of $10.2 million, or 0.08% of total loans and leases and other real estate owned, at December 31, 2017 and non-performing assets of $7.7 million, or 0.07% of total loans and leases and other real estate owned, at March 31, 2017.

Net charge-offs for the quarter ended March 31, 2018 were $4.6 million, or 0.15% of average loans and leases on an annualized basis, compared to $5.2 million, or 0.17% of average loans and leases on an annualized basis for the quarter ended December 31, 2017 and $4.1 million, or 0.15% of average loans and leases on an annualized basis for the quarter ended March 31, 2017.

The ratio of the allowance for loan and lease losses to total loans and leases was 1.11% at March 31, 2018 compared to 1.12% at December 31, 2017 and 1.15% at March 31, 2017.

Capital

Total stockholders' equity was $2.5 billion at March 31, 2018, December 31, 2017 and March 31, 2017.

The tier 1 leverage, common equity tier 1, and total capital ratios were 8.71%, 12.73% and 13.77%, respectively, at March 31, 2018, compared with 8.52%, 12.45% and 13.50% at December 31, 2017 and 8.52%, 12.78% and 13.87% at March 31, 2017.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 11:00 a.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 8467599. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:30 p.m. (Eastern Time) on May 6, 2018. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 8467599.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2017.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share and the related ratios described below, on an adjusted, or ‘‘core,’’ basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance.  Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders’ equity as the ratio of core net income to average stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 11 and 12 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most closely related GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525‑6268	(808) 525‑6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights			Table 1
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2018	2017	2017
Operating Results:
Net interest income	$139,672	$134,886	$129,345
Provision for loan and lease losses	5,950	5,100	4,500
Noninterest income(1)	48,700	54,324	51,059
Noninterest expense(1)	90,587	89,850	85,991
Net income	67,958	11,684	56,740
Basic earnings per share	0.49	0.08	0.41
Diluted earnings per share	0.49	0.08	0.41
Dividends declared per share	0.24	0.22	0.22
Dividend payout ratio	48.98%	275.00%	53.66%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$139,672	$134,886	$129,345
Core noninterest income(1)	48,700	50,069	51,059
Core noninterest expense(1)	90,180	85,777	85,607
Core net income	68,259	59,163	56,982
Core basic earnings per share	0.49	0.42	0.41
Core diluted earnings per share	0.49	0.42	0.41
Performance Ratio:
Net interest margin	3.13%	2.99%	3.00%
Core net interest margin (non-GAAP)	3.13%	2.99%	3.00%
Efficiency ratio(1)	48.08%	47.47%	47.66%
Core efficiency ratio (non-GAAP)(1)	47.86%	46.36%	47.45%
Return on average total assets	1.35%	0.23%	1.16%
Core return on average total assets (non-GAAP)	1.36%	1.16%	1.17%
Return on average tangible assets	1.42%	0.24%	1.23%
Core return on average tangible assets (non-GAAP)	1.43%	1.22%	1.23%
Return on average total stockholders' equity	11.02%	1.80%	9.25%
Core return on average total stockholders' equity (non-GAAP)	11.07%	9.13%	9.29%
Return on average tangible stockholders' equity (non-GAAP)	18.32%	2.94%	15.41%
Core return on average tangible stockholders’ equity (non-GAAP)	18.40%	14.90%	15.48%
Average Balances:
Average loans and leases	$12,296,678	$12,169,167	$11,582,645
Average earning assets	18,088,280	17,904,956	17,470,726
Average assets	20,407,718	20,193,919	19,769,508
Average deposits	17,504,054	17,211,872	16,900,354
Average shareholders' equity	2,500,299	2,570,704	2,488,519
Market Value Per Share:
Closing	27.83	29.18	29.92
High	32.36	30.85	35.32
Low	26.92	27.34	28.66

	As of	As of	As of
	March 31,	December 31,	March 31,
	2018	2017	2017
Balance Sheet Data:
Loans and leases	$12,464,165	$12,277,369	$11,781,496
Total assets	20,242,942	20,549,461	19,792,785
Total deposits	17,362,422	17,612,122	16,938,178
Total stockholders' equity	2,520,862	2,532,551	2,505,994

Per Share of Common Stock:
Book value	$18.06	$18.14	$17.96
Tangible book value (non-GAAP)	10.93	11.01	10.82

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.10%	0.08%	0.06%
Allowance for loan and lease losses / total loans and leases	1.11%	1.12%	1.15%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.73%	12.45%	12.78%
Tier 1 Capital Ratio	12.73%	12.45%	12.78%
Total Capital Ratio	13.77%	13.50%	13.87%
Tier 1 Leverage Ratio	8.71%	8.52%	8.52%
Total stockholders' equity to total assets	12.45%	12.32%	12.66%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.93%	7.86%	8.04%

Non-Financial Data:
Number of branches	61	62	62
Number of ATMs	310	310	311
Number of Full-Time Equivalent Employees	2,213	2,220	2,195

(1)

Subsequent to the issuance of the Company’s interim condensed consolidated financial statements as of September 30, 2017, the Company’s management determined that certain expenses related to the card rewards program were incorrectly offset against credit and debit card fee income and credit card interchange assessment fees were incorrectly classified in card rewards program expenses versus credit and debit card fee income in the interim condensed consolidated statements of income for the three months ended March 31, 2017.  As a result, certain noninterest income and noninterest expense amounts have been revised from the amounts previously reported to correct the classification errors. There was no change to net income or earnings per share as previously reported as a result of these errors. Management has evaluated the materiality of these errors on its prior period financial statements from a quantitative and qualitative perspective, and has concluded that these errors were not material to any prior annual or interim period.

Consolidated Statements of Income	Table 2
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017
Interest income
Loans and lease financing	$123,551	$120,244	$109,266
Available-for-sale securities	28,993	26,589	26,429
Other	2,392	1,725	1,226
Total interest income	154,936	148,558	136,921
Interest expense
Deposits	15,264	13,665	7,570
Short-term borrowings and long-term debt	—	7	6
Total interest expense	15,264	13,672	7,576
Net interest income	139,672	134,886	129,345
Provision for loan and lease losses	5,950	5,100	4,500
Net interest income after provision for loan and lease losses	133,722	129,786	124,845
Noninterest income
Service charges on deposit accounts	7,955	8,259	9,381
Credit and debit card fees	15,497	15,599	16,305
Other service charges and fees	9,342	8,346	9,097
Trust and investment services income	8,231	7,949	7,338
Bank-owned life insurance	2,044	2,659	4,578
Other	5,631	11,512	4,360
Total noninterest income	48,700	54,324	51,059
Noninterest expense
Salaries and employee benefits	42,160	43,627	40,408
Contracted services and professional fees	12,287	11,481	10,308
Occupancy	6,484	6,103	5,709
Equipment	4,588	4,349	4,197
Regulatory assessment and fees	3,973	3,715	3,774
Advertising and marketing	951	936	2,028
Card rewards program	5,718	6,256	5,775
Other	14,426	13,383	13,792
Total noninterest expense	90,587	89,850	85,991
Income before provision for income taxes	91,835	94,260	89,913
Provision for income taxes	23,877	82,576	33,173
Net income	$67,958	$11,684	$56,740
Basic earnings per share	$0.49	$0.08	$0.41
Diluted earnings per share	$0.49	$0.08	$0.41
Dividends declared per share	$0.24	$0.22	$0.22
Basic weighted-average outstanding shares	139,600,712	139,588,782	139,545,728
Diluted weighted-average outstanding shares	139,732,100	139,698,674	139,637,410

Consolidated Balance Sheets	Table 3
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Assets
Cash and due from banks	$283,135	$367,084	$249,953
Interest-bearing deposits in other banks	409,357	667,560	527,659
Investment securities	5,076,766	5,234,658	5,260,262
Loans held for sale	397	556	—
Loans and leases	12,464,165	12,277,369	11,781,496
Less: allowance for loan and lease losses	138,574	137,253	135,847
Net loans and leases	12,325,591	12,140,116	11,645,649

Premises and equipment, net	288,565	289,215	295,608
Other real estate owned and repossessed personal property	—	329	329
Accrued interest receivable	47,499	47,987	39,386
Bank-owned life insurance	440,054	438,010	429,800
Goodwill	995,492	995,492	995,492
Mortgage servicing rights	18,659	13,196	15,800
Other assets	357,427	355,258	332,847
Total assets	$20,242,942	$20,549,461	$19,792,785
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$11,312,288	$11,485,269	$10,917,631
Noninterest-bearing	6,050,134	6,126,853	6,020,547
Total deposits	17,362,422	17,612,122	16,938,178
Long-term debt	34	34	41
Retirement benefits payable	134,684	134,218	133,819
Other liabilities	224,940	270,536	214,753
Total liabilities	17,722,080	18,016,910	17,286,791

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,611,795 / 139,601,123 shares as of March 31, 2018, issued/outstanding: 139,599,454 / 139,588,782 shares as of December 31, 2017 and issued and outstanding: 139,546,615 shares as of March 31, 2017)	1,396	1,396	1,395
Additional paid-in capital	2,490,910	2,488,643	2,486,596
Retained earnings	193,522	139,177	104,695
Accumulated other comprehensive loss, net	(164,684)	(96,383)	(86,692)
Treasury stock (10,672 shares as of both March 31, 2018 and December 31, 2017 and nil as of March 31, 2017)	(282)	(282)	—
Total stockholders' equity	2,520,862	2,532,551	2,505,994
Total liabilities and stockholders' equity	$20,242,942	$20,549,461	$19,792,785

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$616.8	$2.3	1.53%	$479.4	$1.6	1.31%	$640.2	$1.2	0.78%
Available-for-Sale Investment Securities	5,160.3	29.0	2.28	5,236.8	26.6	2.01	5,236.6	26.4	2.05
Loans Held for Sale	0.1	—	2.99	0.1	—	3.57	—	—	—
Loans and Leases (1)
Commercial and industrial	3,104.4	27.7	3.62	3,130.3	26.3	3.34	3,233.6	24.3	3.04
Real estate - commercial	2,799.9	26.5	3.83	2,755.1	25.6	3.68	2,481.2	22.2	3.63
Real estate - construction	621.2	5.7	3.74	605.5	5.5	3.57	460.3	3.7	3.25
Real estate - residential	4,009.8	41.1	4.15	3,933.9	40.3	4.07	3,723.7	37.6	4.10
Consumer	1,599.6	21.3	5.41	1,575.1	21.3	5.36	1,513.4	20.3	5.43
Lease financing	161.8	1.2	3.10	169.3	1.3	2.94	170.5	1.2	2.77
Total Loans and Leases	12,296.7	123.5	4.07	12,169.2	120.3	3.92	11,582.7	109.3	3.83
Other Earning Assets	14.4	0.1	1.68	19.5	0.1	2.98	11.2	—	0.77
Total Earning Assets (2)	18,088.3	154.9	3.47	17,905.0	148.6	3.29	17,470.7	136.9	3.18
Cash and Due from Banks	318.9			317.5			324.7
Other Assets	2,000.5			1,971.4			1,974.1
Total Assets	$20,407.7			$20,193.9			$19,769.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,543.1	$1.7	0.15%	$4,401.0	$1.3	0.12%	$4,506.4	$0.7	0.06%
Money Market	2,710.9	1.7	0.26	2,582.1	1.1	0.17	2,494.3	0.6	0.09
Time	4,252.3	11.8	1.13	4,299.7	11.3	1.04	3,985.8	6.3	0.65
Total Interest-Bearing Deposits	11,506.3	15.2	0.54	11,282.8	13.7	0.48	10,986.5	7.6	0.28
Short-Term Borrowings	—	—	—	2.3	—	1.11	3.9	—	0.54
Total Interest-Bearing Liabilities	11,506.3	15.2	0.54	11,285.1	13.7	0.48	10,990.4	7.6	0.28
Net Interest Income		$139.7			$134.9			$129.3
Interest Rate Spread			2.93%			2.81%			2.90%
Net Interest Margin			3.13%			2.99%			3.00%
Noninterest-Bearing Demand Deposits	5,997.8			5,929.1			5,913.9
Other Liabilities	403.3			409.0			376.7
Stockholders' Equity	2,500.3			2,570.7			2,488.5
Total Liabilities and Stockholders' Equity	$20,407.7			$20,193.9			$19,769.5

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 5
	Three Months Ended March 31, 2018
	Compared to December 31, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$0.5	$0.3	$0.8
Available-for-Sale Investment Securities	(0.4)	2.8	2.4
Loans and Leases
Commercial and industrial	(0.2)	1.6	1.4
Real estate - commercial	0.4	0.5	0.9
Real estate - construction	0.2	0.1	0.3
Real estate - residential	0.8	(0.1)	0.7
Consumer	0.3	(0.3)	—
Lease financing	—	(0.1)	(0.1)
Total Loans and Leases	1.5	1.7	3.2
Total Change in Interest Income	1.6	4.8	6.4

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.4	0.4
Money Market	0.1	0.5	0.6
Time	(0.1)	0.7	0.6
Total Interest-Bearing Deposits	—	1.6	1.6
Total Change in Interest Expense	—	1.6	1.6
Change in Net Interest Income	$1.6	$3.2	$4.8

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended March 31, 2018
	Compared to March 31, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$—	$1.1	$1.1
Available-for-Sale Investment Securities	(0.4)	3.0	2.6
Loans and Leases
Commercial and industrial	(1.0)	4.5	3.5
Real estate - commercial	3.0	1.2	4.2
Real estate - construction	1.4	0.7	2.1
Real estate - residential	2.9	0.5	3.4
Consumer	1.1	(0.1)	1.0
Lease financing	—	0.1	0.1
Total Loans and Leases	7.4	6.9	14.3
Total Change in Interest Income	7.0	11.0	18.0

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	1.0	1.0
Money Market	0.1	1.1	1.2
Time	0.5	5.0	5.5
Total Interest-Bearing Deposits	0.6	7.1	7.7
Total Change in Interest Expense	0.6	7.1	7.7
Change in Net Interest Income	$6.4	$3.9	$10.3

Loans and Leases			Table 7
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Commercial and industrial	$3,219,210	$3,135,266	$3,243,508
Real estate:
Commercial	2,738,557	2,667,597	2,532,253
Construction	594,266	632,911	469,741
Residential	4,156,003	4,090,053	3,864,509
Total real estate	7,488,826	7,390,561	6,866,503
Consumer	1,595,989	1,586,476	1,503,129
Lease financing	160,140	165,066	168,356
Total loans and leases	$12,464,165	$12,277,369	$11,781,496

Deposits			Table 8
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Demand	$6,050,134	$6,126,853	$6,020,547
Savings	4,614,668	4,509,419	4,503,663
Money Market	2,631,894	2,801,968	2,496,642
Time	4,065,726	4,173,882	3,917,326
Total Deposits	$17,362,422	$17,612,122	$16,938,178

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More			Table 9
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$1,888	$2,932	$2,154
Real estate - commercial	2,885	1,786	—
Real estate - construction	2,001	—	—
Lease financing	—	—	153
Total Commercial Loans	6,774	4,718	2,307
Residential	5,349	5,107	5,023
Total Non-Accrual Loans and Leases	12,123	9,825	7,330
Other Real Estate Owned	—	329	329
Total Non-Performing Assets	$12,123	$10,154	$7,659

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$83	$220	$309
Real estate - commercial	—	1,400	—
Real estate - construction	343	—	—
Lease financing	—	—	84
Total Commercial Loans	426	1,620	393
Residential	1,469	1,360	1,437
Consumer	1,744	1,394	1,718
Total Accruing Loans and Leases Past Due 90 Days or More	$3,639	$4,374	$3,548

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	33,429	34,130	50,758
Total Loans and Leases	$12,464,165	$12,277,369	$11,781,496

Allowance for Loan and Lease Losses			Table 10
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Balance at Beginning of Period	$137,253	$137,327	$135,494
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(475)	(181)	(855)
Total Commercial Loans	(475)	(181)	(855)
Residential	—	(93)	(22)
Consumer	(6,625)	(6,765)	(5,572)
Total Loans and Leases Charged-Off	(7,100)	(7,039)	(6,449)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	64	19	114
Real estate - commercial	122	128	77
Total Commercial Loans	186	147	191
Residential	182	77	321
Consumer	2,103	1,641	1,790
Total Recoveries on Loans and Leases Previously Charged-Off	2,471	1,865	2,302
Net Loans and Leases Charged-Off	(4,629)	(5,174)	(4,147)
Provision for Loan and Lease Losses	5,950	5,100	4,500
Balance at End of Period	$138,574	$137,253	$135,847
Average Loans and Leases Outstanding	$12,296,678	$12,169,167	$11,582,645
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.15%	0.17%	0.15%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.11%	1.12%	1.15%

GAAP to Non-GAAP Reconciliation			Table 11
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017
Income Statement Data:
Net income	$67,958	$11,684	$56,740

Average total stockholders' equity	$2,500,299	$2,570,704	$2,488,519
Less: average goodwill	995,492	995,492	995,492
Average tangible stockholders' equity	$1,504,807	$1,575,212	$1,493,027

Average total assets	$20,407,718	$20,193,919	$19,769,508
Less: average goodwill	995,492	995,492	995,492
Average tangible assets	$19,412,226	$19,198,427	$18,774,016

Return on average total stockholders' equity(1)	11.02%	1.80%	9.25%
Return on average tangible stockholders' equity (non-GAAP)(1)	18.32%	2.94%	15.41%

Return on average total assets(1)	1.35%	0.23%	1.16%
Return on average tangible assets (non-GAAP)(1)	1.42%	0.24%	1.23%

Average stockholders' equity to average assets	12.25%	12.73%	12.59%
Tangible average stockholders' equity to tangible average assets (non-GAAP)	7.75%	8.20%	7.95%

	As of	As of	As of
	March 31,	December 31,	March 31,
	2018	2017	2017
Balance Sheet Data:
Total stockholders' equity	$2,520,862	$2,532,551	$2,505,994
Less: goodwill	995,492	995,492	995,492
Tangible stockholders' equity	$1,525,370	$1,537,059	$1,510,502

Total assets	$20,242,942	$20,549,461	$19,792,785
Less: goodwill	995,492	995,492	995,492
Tangible assets	$19,247,450	$19,553,969	$18,797,293

Shares outstanding	139,601,123	139,588,782	139,546,615

Total stockholders' equity to total assets	12.45%	12.32%	12.66%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.93%	7.86%	8.04%

Book value per share	$18.06	$18.14	$17.96
Tangible book value per share (non-GAAP)	$10.93	$11.01	$10.82

(1)	Annualized for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017.

GAAP to Non-GAAP Reconciliation			Table 12
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017
Net interest income	$139,672	$134,886	$129,345
Core net interest income (non-GAAP)	$139,672	$134,886	$129,345

Noninterest income	$48,700	$54,324	$51,059
Gains on sale of real estate	—	(4,255)	—
Core noninterest income (non-GAAP)	$48,700	$50,069	$51,059

Noninterest expense	$90,587	$89,850	$85,991
One-time items(1)	(407)	(4,073)	(384)
Core noninterest expense (non-GAAP)	$90,180	$85,777	$85,607

Net income	$67,958	$11,684	$56,740
Gains on sale of real estate	—	(4,255)	—
One-time items(1)	407	4,073	384
Tax reform bill	—	47,598	—
Tax adjustments(2)	(106)	63	(142)
Total core adjustments	301	47,479	242
Core net income (non-GAAP)	$68,259	$59,163	$56,982
Core basic earnings per share (non-GAAP)	$0.49	$0.42	$0.41
Core diluted earnings per share (non-GAAP)	$0.49	$0.42	$0.41

(1)	One-time items include salaries and benefits stemming from the 2017 Tax Cuts and Jobs Act and public offering related costs.
(2)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period, exclusive of one-time Tax Cuts and Jobs Act expense.